UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2023

YALE TRANSACTION FINDERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52528	76-0736467
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

c/o Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

Registrant’s telephone number, including area code:

YACHT FINDERS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(g) of the Exchange Act:

Title of each Class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	YTFD	Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 16, 2023, Yale Transaction Finders, Inc., a Delaware corporation (the “Company”), issued convertible promissory notes (the “May 2023 Notes”) in the principal amount of $15,000 to (i) Ironbound Partners Fund, LLC, an affiliate of the Company’s Chief Executive Officer, (ii) Moyo Partners, LLC, an affiliate of the Company’s President and Treasurer, (iii) Dakota Group, LLC and (iv) Rise Capital Corp. The May 2023 Notes have a maturity date of June 30, 2024 and bear interest at the rate of 5.0% per annum, payable at maturity. The principal and accrued interest on the May 2023 Notes are convertible, at the election of the holders, into shares of the Company’s common stock following the consummation of a “Qualified Financing” (as defined in the May 2023 Notes), or upon the consummation of a “Fundamental Transaction” (as defined in the May 2023 Notes) at the “Conversion Price” (as defined in the May 2023 Notes). The proceeds of the May 2023 Notes have been and will be utilized by the Company to fund working capital needs.

The foregoing description of the May 2023 Notes is qualified in its entirety by the full text of the May 2023 Notes, a form of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of promissory note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2023

YALE TRANSACTION FINDERS, INC.

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	Chief Executive Officer